NEWS RELEASE

Warner Chilcott Completes Amendment to Existing Senior Secured Credit Facilities;
Company Declares Special Cash Dividend of $4.00 Per Share

DUBLIN, Ireland, August 21, 2012 – Warner Chilcott plc (NASDAQ: WCRX) today announced that it has completed an amendment to its existing senior secured credit facilities, pursuant to which it has incurred an additional $600 million aggregate principal amount of new term loans. The new term loan facilities are comprised of a $300 million Term Loan B-4/5 bearing interest at LIBOR plus 3.00% with a five-year maturity, and a $300 million Additional Term Loan B-1 bearing interest at LIBOR plus 3.25% with a LIBOR floor of 1.00% and maturing on March 15, 2018. As previously announced, the Company intends to use the proceeds from the new term loans and cash on hand to fund a special cash dividend to its shareholders of $4.00 per share, or approximately $1.0 billion in the aggregate, and to pay related fees and expenses.

As a result of closing the amendment and the related borrowings, Warner Chilcott’s board of directors has today declared a special cash dividend of $4.00 per share. The special cash dividend will be paid on September 10, 2012 to shareholders of record of the Company on August 31, 2012.

For general information regarding the tax treatment of the special cash dividend, including potential Irish dividend withholding tax, please refer to the sections entitled “Material Tax Considerations” in the Company’s Prospectus Supplement filed with the Securities and Exchange Commission on November 23, 2009 and the Company’s Proxy Statement for its 2009 Annual General Meeting of Shareholders, as well as the Frequently Asked Questions section of the Company’s website at http://ir.wcrx.com/faq.cfm.

Pursuant to the rules of The NASDAQ Stock Market, when a dividend is declared in a per share amount that exceeds 25% of a company’s stock price, the date on which that company’s shares will begin to trade without the dividend, or ex-dividend, is the first business day following the payment date, rather than the second business day prior to the record date.  The Company intends to update its Investor Relations page website at http://ir.wcrx.com/ on or after August 28, 2012 to inform investors of NASDAQ’s final determination as to whether or not the 25% threshold has been exceeded and the date on which the Company’s shares will begin to trade ex-dividend.

About Warner Chilcott

Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America.  We are a fully integrated Company with internal resources dedicated to the development, manufacturing and promotion of our products. WCRX-F

Forward Looking Statements

This press release contains forward-looking statements, including statements concerning our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could also cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products, production or regulatory problems with either our own manufacturing facilities or third party manufacturers or API suppliers upon whom we may rely for some of our products or other disruptions within our supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation or arbitration matters or an increase in the number of litigation matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2011, and from time-to-time in our other investor communications.

We caution you that the foregoing list of important factors is not exclusive.  In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur.  We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Company Contact:	Emily Hill Investor Relations 973-907-7084 Emily.Hill@wcrx.com